UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2013

Southcross Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1700 Pacific Avenue

Suite 2900

Dallas, Texas 75201

 (Address of principal executive office) (Zip Code)

(214) 979-3700

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On March 27, 2013, Southcross Energy Partners, L.P. (the “Partnership”), entered into the First Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement, dated as of November 7, 2012, by and among the Partnership, as borrower, Wells Fargo Bank, N.A., as administrative agent thereunder (“Wells Fargo”), and a syndicate of lenders party thereto (the “Credit Agreement”).

As a condition to the Amendment, Southcross Energy LLC, which owns Southcross Energy Partners GP, LLC, the Partnership’s general partner (the “General Partner”), and an approximate 58.5% interest in the Partnership, including the General Partner’s 2.0% general partner interest in the Partnership, made a $10 million capital contribution to the General Partner.  The General Partner placed such funds in a special cash collateral account (the “GP Collateral Account”) held by Wells Fargo and the General Partner pledged the GP Collateral Account and the cash therein to Wells Fargo, for the benefit of all of the lenders party to the Credit Agreement, to secure the Partnership’s obligations under the Credit Agreement.  Additionally, General Partner and Southcross Energy LLC entered into an agreement pursuant to which, among other things, they agreed to deposit the proceeds they received from any distribution made by the Partnership for the period ending March 31, 2013 into the GP Collateral Account.

Pursuant to the Amendment, (a) the Partnership is allowed to pay its quarterly cash distribution of available cash for the first fiscal quarter of 2013 in an amount not to exceed the amount then on deposit in the GP Collateral Account, even if the Partnership is in default of the financial covenants contained in the Credit Agreement for the period ending March 31, 2013, (b) the Partnership may continue to make borrowings under the Credit Agreement prior to May 15, 2013, even if it is in default of the financial covenants contained in the Credit Agreement for the period ending March 31, 2013, (c) the financial reporting covenant in the Credit Agreement was amended to allow for delivery no later than April 30, 2013 and for a qualification of the audit opinion delivered with respect to the Partnership’s December 31, 2012 financial statements relating to the Partnership’s financial covenants contained in the Credit Agreement for the period ending March 31, 2013, (d) the amount the Partnership may borrow under the Credit Agreement is limited by an availability block of an amount equal to $100,000,000 less (i) the amount on deposit in the GP Collateral Account and (ii) the amount of the outstanding letters of credit issued under the Credit Agreement (such amount not to exceed $31,500,000), and (e) the amount of letters of credit the Partnership and its subsidiaries may issue under the Credit Agreement is decreased from $75,000,000 to an amount equal to $31,500,000 plus any incremental cash deposited into the GP Collateral Account in excess of $10,000,000.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On March 28, 2013, the Partnership announced its financial and operating results for the fourth quarter and full year ended December 31, 2012. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  In addition, none of such information shall be incorporated by reference in any filing made by the Partnership under the Exchange Act or the Securities Act of 1933, as amended, except to the extent specifically referenced in any such filings.

Item 2.03.  Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1

First Amendment to Second Amended and Restated Credit Agreement, dated March 27, 2013, by and among Southcross Energy Partners, L.P., as borrower, Wells Fargo Bank, N.A., as administrative agent thereunder, and each of the lenders party thereto.

99.1	Press release of Southcross Energy Partners, L.P., dated as of March 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC,
its general partner

Dated: March 28, 2013	By:	/s/ J. Michael Anderson
		Name:	J. Michael Anderson
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

First Amendment to Second Amended and Restated Credit Agreement, dated March 27, 2013, by and among Southcross Energy Partners, L.P., as borrower, Wells Fargo Bank, N.A., as administrative agent thereunder, and each of the lenders party thereto.

99.1	Press release of Southcross Energy Partners, L.P., dated as of March 28, 2013